SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 9, 2004

                        Furniture Brands International, Inc.
(Exact name of Registrant as specified in charter)

Delaware	I-91	43-0337683
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification Number)

               101 South Hanley Road, St. Louis, Missouri 63105
(Address of principal executive offices) (zip code)

                                           (314) 863-1100
(Registrant's telephone number, including area code)

                                                None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.            Entry into a Material Definitive Agreement.

The Company or a wholly-owned subsidiary of the Company has entered into Deferred Executive Compensation Agreements with John T. Foy, President and Chief Operating Officer of the Company; Lynn Chipperfield, Senior Vice-President and Chief Administrative Officer of the Company; and Dennis R. Burgette, President and Chief Executive Officer of Broyhill Furniture Industries, Inc. The Agreements were entered into as of December 3, 2004.

The Agreements are non-qualified and unfunded and provide for a deferred retention bonus to the executive upon death, either while employed or retired. No amounts are payable under these Agreements in the event the executive is terminated for cause. One of two Agreements with John T. Foy and the Agreements with Lynn Chipperfield and Dennis R. Burgette contain a one time cash option upon retirement in lieu of a retention bonus upon death. Forms of the Agreements are attached hereto as Exhibits 10(a) and 10(b) and are incorporated herein by reference.

Item 8.01.             Other Events

On December 7, 2004, the Company announced that it expects fourth quarter 2004 earnings per share to be in the $0.36 to $0.38 range, the lower end of the range given at the end of October.

Item 9.01.             Financial Statements and Exhibits

(c)

10(a)	Form of Deferred Executive Compensation Agreement, entered into as of December 3, 2004, between the Company and John T. Foy.

10(b)	Form of Deferred Executive Compensation Agreement, entered into as of December 3, 2004, between the Company or a wholly-owned subsidiary of the Company and John T. Foy, Lynn Chipperfield, and Dennis R. Burgette.

99	Press Release, dated December 7, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Furniture Brands International, Inc.

By:	/s/ Steven W. Alstadt
Steven W. Alstadt
Controller and Chief Accounting Officer

Dated:     December 9, 2004

EXHIBIT INDEX

Exhibit No.	Description

10(a)	Form of Deferred Executive Compensation Agreement, entered into as of December 3, 2004, between the Company and John T. Foy.

10(b)	Form of Deferred Executive Compensation Agreement, entered into as of December 3, 2004, between the Company or a wholly-owned subsidiary of the Company and John T. Foy, Lynn Chipperfield, and Dennis R. Burgette.

99	Press Release, dated December 7, 2004.